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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Tri-Union Development Corp.
Houston, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2001, except for Note 13, which is as of July 30, 2001, relating to the consolidated financial statements of Tri-Union Development Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





BDO SEIDMAN, LLP
Houston, Texas
October 11, 2001